Exhibit 99.2

Restaurant Brands International Inc. Announces Pricing and Upsizing of

Second Lien Senior Secured Notes Offering

OAKVILLE, ON, August 8, 2017 /CNW/ - Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP) and 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers priced their previously announced offering of 5.0% Second Lien Senior Secured Notes due 2025 (the “August 2017 Senior Notes”) and upsized the offering of the August 2017 Senior Notes from an aggregate principal amount of $1,000 million to $1,300 million. The August 2017 Senior Notes will have a maturity date of October 15, 2025. The close and funding of the August 2017 Senior Notes are expected to be completed on or about August 28, 2017, subject to customary closing conditions.

The August 2017 Senior Notes were priced at a price equal to 100.000% of their face value. The August 2017 Senior Notes will be second lien senior secured obligations and will rank pari passu in right of payment with all of the Issuers’ existing and future senior indebtedness. The August 2017 Senior Notes will be guaranteed on a second priority senior secured basis by certain of the Issuers’ existing and future direct and indirect wholly owned restricted subsidiaries organized in the U.S. and Canada, pari passu with the remaining outstanding 6.0% Senior Notes.

The proceeds from the offering of the August 2017 Senior Notes are expected to be used to redeem a portion of the Issuers’ outstanding 6.0% Second Lien Senior Secured Notes due 2022 (“6.0% Senior Notes”) and to pay related premiums, fees and expenses. On August 8, 2017, the Issuers sent a notice of partial redemption providing for the redemption, on September 7, 2017, of an aggregate of $1,250 million principal amount of 6.0% Senior Notes. The redemption price will be equal to 100% of the principal amount of such notes, plus Applicable Premium, accrued and unpaid interest and any Additional Amounts (in each case as defined and calculated in accordance with the 6.0% Senior Notes indenture).

The August 2017 Senior Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Investors

Markus Sturm, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $28 billion in system-wide sales and over 23,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s and the Issuers’ expectations and beliefs regarding their ability to complete the proposed August 2017 Notes offering and to redeem the 6.0% Senior Notes. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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